EXHIBIT 21
                              HILLS BANCORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


Name Of Subsidiary                                      State Of Incorporation
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Hills Bank and Trust Company                                     Iowa

LBC, Inc.                                                        Iowa